Exhibit 10.2

STING ANTAGONIST CONTINGENT VALUE RIGHTS AGREEMENT

THIS STING ANTAGONIST CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [●], 2020 (this “Agreement”), is entered into by and among Spring Bank Pharmaceuticals, Inc., a Delaware corporation (the “Company”), F-Star Therapeutics Limited, a company registered in England and Wales with company number 11532458 (“F‑Star”), Computershare Trust Company N.A. (the “Rights Agent”) and initial CVR Registrar (as defined herein), and [●], acting solely in his capacity as representative of the Holders (as defined herein) (the “Holder Representative”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Share Exchange Agreement (as defined below).

A.The Company, F-Star, and certain other Persons (the “Sellers”) have entered into a Share Exchange Agreement (the “Share Exchange Agreement”), pursuant to which the Sellers will sell to the Company, and the Company will purchase from the Sellers, all of the F-Star Shares (the “Acquisition”).

B.Pursuant to Section 1.7 of the Share Exchange Agreement, prior to the consummation of the Acquisition, the Company wishes to create and issue contractual contingent value rights relating to the CVR Assets (as defined herein) to the record holders of the Common Stock (as defined herein) as of a record date prior to the consummation of the Acquisition.

C.On [●], 2020, the Board of Directors of the Company authorized and declared a dividend of one CVR (as defined herein) for each share of Common Stock outstanding at 5:01 p.m. Eastern Time on the Record Date (as defined herein).  The payment of such dividend will be conditioned upon, and such dividend will only become payable upon, the satisfaction or waiver of all conditions to the Acquisition and the occurrence of the time that is immediately prior to the consummation of the Acquisition.  The Company will pay the dividend immediately prior to the consummation of the Acquisition.

Accordingly, and in consideration of the premises and the consummation of the transactions referred to above, it is mutually agreed, for the benefit of the Holders, as follows:

ARTICLE I
Definitions

1.1Definitions.

(a)For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)all accounting terms used herein and not expressly defined herein have the meanings assigned to such terms in accordance with United States generally accepted accounting principles, as in effect on the date hereof;

(ii)unless the context otherwise requires, words describing the singular number include the plural and vice versa, words denoting any gender include all genders and words denoting natural Persons include corporations, partnerships and other Persons and vice versa;

(iii)the words “include” and “including” and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation”;

(iv)the terms “hereof”, “hereunder”, “herein” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement; and

(v)the Article and Section headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.

(b)The following terms have the meanings ascribed to them as follows:

“Affiliates” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such first Person.

“Approved Development Agreement” means a definitive agreement entered into by Company for the Approved Development Transaction.

“Approved Development Transaction” means the proposed transaction relating to Company’s STING (STimulator of INterferon Genes) antagonist program contemplated by the Term Sheet.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agent and the Holder Representative.

“Budgeted Amount” means the aggregate amount of expenditures by the Company set forth in the Work Plan(s) (as defined in the Approved Development Agreement), which amount shall be the amount specified in the Term Sheet.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks located in Boston, Massachusetts or London, England are authorized or required by applicable Legal Requirements to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by applicable Legal Requirements to close due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Body so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in such location generally are open for use by customers on such day.

“Close of Business” on any given date means 5:00 p.m., Eastern Time, on such date; provided, however, that if such date is not a Business Day it will mean 5:00 p.m., Eastern Time, on the next succeeding Business Day.

“Commercially Reasonable Efforts” means, with respect to the efforts and resources to be expended by the Company with respect to (i) negotiation and execution of the Approved Development Agreement (to the extent not executed and delivered prior to Closing), (ii) performing the Approved Development Transaction in accordance with the terms of the Approved Development Agreement, and (iii) pursuing and seeking to consummate CVR Transactions, such reasonable, good faith efforts and resources as a biotechnology company of a similar size and with similar financial and other resources would normally use to pursue its clinical development programs and pursue and seek to consummate such a transaction under similar circumstance for a similar product or product candidate owned by it, or to which it has similar rights, which product or product candidate is at a similar stage in its development and is of similar market potential taking into account all relevant factors; provided that, it is expressly understood and agreed that despite the use of such above described efforts, neither the Approved Development Transaction nor any CVR Transaction may occur and the obligation to make a CVR Payment may not arise.

“Common Stock” means the common stock, $0.0001 par value, of the Company.

“Company Product” means any product that incorporates any proprietary STimulator of INterferon Genes (“STING”) antagonist compound of the Company.

“CVR” means a contingent value right issued by the Company pursuant to this Agreement.

“CVR Asset Transaction” means a transaction consummated at any time prior to the CVR Expiration Date pursuant to which the Company or any of its Affiliates grants, sells, licenses or otherwise transfers to a Third Party some or all of the rights to the CVR Assets, including any rights to research, develop or commercialize the CVR Assets, including a license, option, or sale of assets with respect to the CVR Assets; provided, that any such transaction involving any asset other than a CVR Asset shall not constitute a CVR Asset Transaction.

“CVR Assets” means any Intellectual Property and other assets that are used or held for use for the development of a Company Product, including all (a) regulatory filings made with respect to a Company Product; (b) regulatory approvals received with respect to a Company Product; and (c) clinical and non-clinical safety, and efficacy and pharmacokinetic data generated with respect to a Company Product.

“CVR Expiration Date” means the seventh (7th) anniversary of the Closing.

“CVR Payment” means the payment of any CVR Payment Amount hereunder.

“CVR Payment Amount” means an amount equal to 80% of all Net Proceeds received by Company after the Closing pursuant to (i) the Approved Development Agreement, if any, and (ii) all CVR Transactions entered into prior to the CVR Expiration Date.

“CVR Payment Date” means the date (if any and if ever) that a CVR Payment is payable by the Company to the Holders, which date will be established pursuant to Section 2.4.

“CVR Register” has the meaning set forth in Section 2.3(b).

“CVR Registrar” has the meaning set forth in Section 2.3(b).

“CVR Transaction” means a CVR Asset Transaction. For clarity, (a) the grant of a license to any Third Party (including any contract research organization) for the purposes of conducting research on behalf of the Company with respect to the CVR Assets shall not be deemed a CVR Transaction and (b) the sale of all or substantially all of the Company’s or any of its Affiliate’s stock or assets (to the extent such asset sale includes assets unrelated to the CVR Assets), or a merger, acquisition or similar transaction shall not be deemed a CVR Transaction.  For the avoidance of doubt, (i) more than one CVR Transaction may occur under this Agreement and (ii) the execution and delivery of the Approved Development Agreement shall not constitute a CVR Transaction.

“CVR Transaction Non-Achievement Certificate” has the meaning set forth in Section 2.4(c).

“Development Transaction Non-Achievement Certificate” has the meaning set forth in Section 2.4(c).

“Holder” means a Person in whose name a CVR is registered in the CVR Register.

“Holder Representative” means the Holder Representative named in the first paragraph of this Agreement, until a successor Holder Representative has become such pursuant to the applicable provisions of this Agreement, and thereafter “Holder Representative” will mean such successor Holder Representative.

“Intellectual Property”  means all intellectual property, including the following items of intangible property, and all rights associated therewith in any jurisdiction and tangible embodiments thereof: (a) all Patents; (b) all works of authorship, copyrights, whether or not registered, and all registrations and pending applications for registration of the same and renewals thereof and database rights; (c) all technology, technical information, know-how and data, including, without limitation, inventions (whether or not patentable of reduced to practice), improvements, discoveries, trade secrets, specifications, instructions, ideas, processes, methods, formulations, formulae, protocols, materials, assays, screens, algorithms, models, databases, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, nonclinical, pre-clinical and clinical data, regulatory data and filings, instructions, processes, formulae, expertise and information, relevant to the research, development, manufacture, use, importation, offering for sale or sale of, and/or which may be useful in studying, testing, developing, producing or formulating, a Company Product, or intermediates for the synthesis thereof and chemistry, manufacturing and control information and data, lab notebooks, Patent data and records, stability, technology, test and other data and results; and (d) computer programs, including, without limitation, computer programs embodied in semiconductor chips or otherwise embodied, and related flow-charts, programmer notes, updates and data, whether in object or source code form.

“Net Proceeds” means an aggregate amount (without duplication) equal to the sum of: (a) all cash consideration actually received by the Company or its Affiliates from a Third Party (x) pursuant to the Approved Development Agreement after the Closing, if any, and (y) in connection with the consummation of a CVR Transaction, plus (b) with respect to any non-cash consideration actually received by the Company or its Affiliates from a Third Party prior to the CVR Expiration Date in connection with the consummation of a CVR Transaction, the fair market value of such non-cash consideration, as determined by the Board of Directors in good faith, less (c) all out-of-pocket transaction costs and expenses incurred by the Company or its Affiliates after the date of this Agreement to Third Parties for the negotiation, entry into and consummation of the Approved Development Agreement and a CVR Transaction, including any broker fees, finder’s fees, advisory fees, accountant or attorney’s fees, and reasonable costs of recovery of any amounts payable to the Company in connection with the Approved Development Agreement or a CVR Transaction, less (d) all unreimbursed out-of-pocket costs and expenses incurred by the Company in performing its obligations under (x) the Approved Development Agreement in excess of 10% of the Budgeted Amount and (y) a CVR Transaction (collectively, “Specified Costs”), less (e) patent prosecution and maintenance costs and drug storage costs incurred by the Company with respect to the CVR Assets after the Closing Date, less (f) any applicable sales, income and other taxes incurred by the Company or its Affiliates in respect of the performance of the Company’s obligations under the Approved Development Agreement or a CVR Transaction, and less (g) all out-of-pocket fees and costs (including any amounts paid for indemnification) payable by the Company to the Rights Agent pursuant to this Agreement in connection with the Approved Development Agreement or a CVR Transaction. For the avoidance of doubt, (A) “Net Proceeds” shall not include any payment or reimbursement to Company by a Third Party of Company’s development expenses; (B) amounts placed in escrow or earnout, contingent or other post-closing payments, including milestone or royalty payments, in connection with the Approved Development

Agreement or a CVR Transaction will not be considered Net Proceeds unless (and only to the extent that) such amounts are actually received by the Company prior to the CVR Expiration Period; and (C) if the Approved Development Transaction or a CVR Transaction occurs prior to the CVR Expiration Date, any such escrow, earnout, contingent or other post-closing payment released or paid after the CVR Expiration Date will be included in the calculation of Net Proceeds, so long as such amount is actually received by the Company or its Affiliates within the twelve (12)‑month period immediately following the consummation of the Approved Development Transaction or such CVR Transaction.  For the avoidance of doubt, any amount payable to the Company pursuant to the Approved Development Agreement or a CVR Transaction that is included in Net Cash or included in the Permitted Dividend (each, as defined in the Share Exchange Agreement) shall not constitute Net Proceeds.

“Non-Achievement Certificate” has the meaning set forth in Section 2.4(c).

“Objection Notice” has the meaning set forth in Section 2.4(d).

“Objection Period” has the meaning set forth in Section 2.4(d).

“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer or secretary of the Company, in his or her capacity as such an officer, and delivered to the Rights Agent and the Holder Representative.

“Patents”  means all patents and patent applications (including provisional applications) and patent disclosures, and including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, re-issues, additions, renewals, extensions, confirmations, registrations, any confirmation patent or registration patent or patent of addition based on any such patent, patent term extensions, and supplemental protection certificates or requests for continued examinations and foreign counterparts, of any of the foregoing.

“Permitted Transfer” means: (i) the transfer of any or all of the CVRs (upon the death of the Holder) by will or intestacy; (ii) transfer by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (iii) transfers made pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation); (iv) if the Holder is a partnership or limited liability company, a pro-rata distribution by the transferring partnership or limited liability company to its partners or members, as applicable; (v) a transfer made by operation of law (including a consolidation or merger) or in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (vi) a transfer from a participant’s account in a tax-qualified employee benefit plan to the participant or to such participant’s account in a different tax-qualified employee benefit plan or to a tax-qualified individual retirement account for the benefit of such participant; (vii) a transfer from a participant in a tax-qualified employee benefit plan, who received the CVRs from such participant’s account in such tax-qualified employee benefit plan, to such participant’s account in a different tax-qualified employee benefit plan or to a tax-qualified individual retirement account for the benefit of such participant; or (viii) in the case of CVRs held in book-entry form or other similar nominee form, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case as allowable by DTC.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Record Date” means [●], 2020.

“Reporting Certificate” has the meaning set forth in Section 2.4(a).

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent has become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

“Rights Agent Fee” means the agreed-upon fee of the Rights Agent to act in such capacity pursuant to the terms of this Agreement.

“Surviving Person” has the meaning set forth in Section 6.1(a)(i).

“Target Execution Date” means the date that is six (6) months after the Closing.

“Term Sheet” means the term sheet for the Approved Development Transaction disclosed to F-Star in Company’s data room prior to the date of the Share Exchange Agreement.

“Third Party” means any Person other than the Company or the Rights Agent or their respective Affiliates.

ARTICLE II
Contingent Value Rights

2.1Authority; Issuance of CVRs; Appointment of Rights Agent.

(a)The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any violation of any provision of the Certificate of Incorporation or By-laws of the Company, or (ii) result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or its properties or assets which violation, in the case of clause (ii), individually or in the aggregate, would reasonably be expected to be material to the Company.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

(b)One CVR will be issued with respect to each share of Common Stock that is outstanding as of 5:01 p.m. Eastern Time on the Record Date.

(c)The Company hereby appoints Computershare Trust Company N.A. as the Rights Agent to act as rights agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and Computershare Trust Company N.A. hereby accepts such appointment.

2.2Nontransferable.  The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer.  Any purported transfer of a CVR other than in a Permitted Transfer shall be null and void ab initio.

2.3No Certificate; Registration; Registration of Transfer; Change of Address.

(a)The CVRs will be issued in book-entry form only and will not be evidenced by a certificate or other instrument.

(b)The Rights Agent will keep a register (the “CVR Register”) for the registration of the CVRs.  The Rights Agent is hereby initially appointed “CVR Registrar” for the purpose of registering the CVRs and Permitted Transfers of the CVRs as herein provided.  Upon any change in the identity of the Rights Agent, the successor Rights Agent will automatically also become the successor CVR Registrar.

(c)Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument or instruments of transfer and any other requested documentation in a form reasonably satisfactory to the Company and the CVR Registrar, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, including the evidence of authority of the party presenting the CVR for transfer, which authority may include, if applicable, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.  A request for a transfer of a CVR must be accompanied by such documentation establishing that the transfer is a Permitted Transfer as may be reasonably requested by the Company and/or the CVR Registrar, if appropriate.  Upon receipt of such written request and materials, the CVR Registrar will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein, register the transfer of the CVRs in the CVR Register.  All duly transferred CVRs registered in the CVR Register will be the valid obligations of the Company, evidencing the same right and will entitle the transferee to the same benefits and rights under this Agreement as those previously held by the transferor.  No transfer of a CVR will be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void and invalid.  All costs and expenses related to any transfer or assignment of the CVRs (including the cost of any transfer tax) will be the responsibility of the transferor.

(d)A Holder (or an authorized representative thereof) may make a request to the CVR Registrar to change such Holder’s address of record in the CVR Register.  Upon receipt of such request, the CVR Registrar will promptly record the change of address in the CVR Register.

2.4Payment Procedures.

(a)As soon as practicable following the receipt by the Company of Net Proceeds from (i) the Approved Development Agreement, if any, after the Closing, but in no event later than thirty (30) days after the receipt of such payments, or (ii) a CVR Transaction, but in no event later than thirty (30) days after the closing of such CVR Transaction, and within thirty (30) days after the end of any calendar quarter in which the Company has received Net Proceeds from any CVR Transaction, the Company will deliver to the Holder Representative and the Rights Agent a certificate (each, a “Reporting Certificate”), certifying that the Holders are entitled to receive a CVR Payment and setting forth the Company’s calculation of the CVR Payment Amount.

(b)[reserved]

(c)If the Approved Development Agreement has not been executed and delivered prior to the Target Execution Date, then, as soon as reasonably practicable after the Target Execution Date, but in no event later than thirty (30) days after the Target Execution Date, the Company will deliver to the Holder Representative and the Rights Agent a certificate (the “Development Agreement Non-Achievement Certificate”), stating that the Approved Development Agreement has not been executed and delivered prior to the Target Execution Date.  If no CVR Transaction has been effected prior to the CVR Expiration Date, then, as soon as reasonably practicable after the CVR Expiration Date, but in no event later than thirty (30) days after the CVR Expiration Date, the Company will deliver to the Holder Representative and the Rights Agent a certificate (the “CVR Transaction Non-Achievement Certificate” and, together with the Development Agreement Non-Achievement Certificate, each a “Non-Achievement Certificate,” and the Non-Achievement Certificates, together with the Reporting Certificate(s), the “Certificates”), stating that no CVR Transaction has been consummated prior to the CVR Expiration Date.

(d)If the Holder Representative does not object to any determination or calculation set forth in a Certificate by delivery of a written notice thereof to the Company setting forth in reasonable detail such objection, together with reasonable supporting documentation (an “Objection Notice”), within thirty (30) days following receipt of the applicable Certificate (the “Objection Period”), the Company’s determination of the non-existence of the Approved Development Agreement or a CVR Transaction, or the calculation of the CVR Payment Amount, as applicable, shall be final and binding on all parties.  If the Holder Representative timely delivers to the Company an Objection Notice, the Company and the Holder Representative shall attempt in good faith to resolve such matters within thirty (30) days after receipt of the same by the Company, and if unable to do so, the Company and the Holder Representative shall resolve any unresolved disputed in accordance with Section 8.11, which decision will be final and binding on the parties, absent manifest error.  The Company shall, within ten (10) Business Days following the final determination of the CVR Payment Amount pay such CVR Payment Amount to the Rights Agent (for the account of the Holders) by wire transfer of immediately available funds to such account as may be designated by the Rights Agent. The Rights Agent will distribute the CVR Payment Amount to the Holders (each Holder being entitled to receive its pro rata share of such CVR Payment Amount, as applicable, based on the number of CVRs held by such Holder as reflected on the CVR Register on the date of the Reporting Certificate or the date of final determination pursuant to this Agreement, as applicable) (i) by check mailed to the address of each such respective Holder as reflected in the CVR Register as of the close of business on the last Business Day before such CVR Payment Date, or, (ii) with respect to any Holder who has provided the Rights Agent with wire transfer instructions meeting the Rights Agent’s requirements, by wire transfer of immediately available funds to such account.

(e)If an Objection Notice has not been timely delivered to the Company in response to a Non-Achievement Certificate within the Objection Period, then the Holders will have no right to receive a CVR Payment, and the Company and the Rights Agent will have no further obligations with respect to any CVR Payment.

(f)If the amount of Net Proceeds used to calculate any CVR Payment Amount is reduced by any Specified Costs and, following payment of such CVR Payment Amount, the Company receives reimbursement for such Specified Costs pursuant to the Approved Development Agreement or CVR Transaction, as applicable, then an amount equal to 80% of such reimbursed Specified Costs shall be added to the next CVR Payment Amount to become payable hereunder to the Holders, and if no additional CVR Payment Amount becomes payable, the Company shall pay such portion of the reimbursed Specified Costs to the Holders through a special distribution to be paid within thirty (30) days after receipt of such reimbursement.

(g)The Company will be entitled to deduct and withhold, or cause to be deducted or withheld, from any CVR Payment Amount or other amount payable pursuant to this Agreement, such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code, or any provision of state or local tax law.  To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

(h)Subject to prior execution and delivery by the Holder Representative of a reasonable and customary confidentiality and market stand-off agreement, the Company shall provide the Holder Representative with reasonable access during normal business hours and upon reasonable advance request to the books and records of the Company to the extent necessary to verify (i) whether the Approved Development Agreement was executed and delivered prior to the Target Execution Date, (ii) whether a CVR Transaction occurred prior to the CVR Expiration Date or (iii) the Company’s calculation of the CVR Payment Amount, as applicable; it being understood that the Holder Representative’s rights under this Section 2.4(g) shall terminate upon the later of (i) the CVR Expiration Date or (ii) thirty (30) days after the delivery to the Holder Representative of a Reporting Certificate.

(i)The Company will promptly furnish to the Rights Agent all information and documentation in connection with this Agreement and the CVRs that the Rights Agent may reasonably request in order to perform under this Agreement.

(j)The Company acknowledges that the bank accounts maintained by the Rights Agent in connection with the services provided under this Agreement will be in the Rights Agent’s name and that the Rights Agent may receive investment earnings in connection with the investment at the Rights Agent’s risk and for its benefit of funds held in those accounts from time to time.

2.5No Voting, Dividends or Interest; No Equity or Ownership Interest in the Company.

(a)The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

(b)The CVRs will not represent any equity or ownership interest in the Company.  The rights of the Holders and the obligations of the Company are contract rights limited to those expressly set forth in this Agreement, and such Holders’ sole right to receive property hereunder is the right to receive cash from the Company, if any, through the Rights Agent in accordance with the terms hereof. It is hereby acknowledged and agreed that a CVR shall not constitute a security of the Company.

2.6Holder’s Right to Abandon CVR.  A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in  a CVR by transferring such CVR to the Company or any of its Affiliates without consideration.  Nothing in this Agreement shall prohibit the Company or its Affiliates from offering to acquire or acquiring CVRs, in private transactions or otherwise, in its sole discretion.  Any CVRs acquired by the Company or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding hereunder for any purpose.

ARTICLE III
The Rights Agent

3.1Certain Duties and Responsibilities.

(a)The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence.  No provision of this Agreement will require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.  Notwithstanding anything contained herein to the contrary, the Rights Agent’s aggregate liability under this Agreement, or from all services provided or omitted to be provided under this

Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Rights Agent as fees and charges, but not including reimbursable expenses.

(b)The Holder Representative may direct the Rights Agent to act on behalf of the Holders in enforcing any of its or their rights hereunder, including the delivery of any Objection Notice and negotiation or arbitration pursuant to Section 8.11; provided, however, the Rights Agent may not act on behalf of the Holders or the Holder Representative in any dispute relating to or arising under Section 4.3 or relating to whether the Approved Development Agreement has been executed and delivered or a CVR Transaction has occurred or the amount of any CVR Payment. The Rights Agent will be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve material expense unless the Holder Representative will furnish the Rights Agent with reasonable security and indemnity for any costs and expenses that may be incurred. All rights of action under this Agreement may be enforced by the Rights Agent, and any action, suit or proceeding instituted by the Rights Agent on behalf of the Holders will be brought in its name as Rights Agent, and any recovery of judgment will be for the ratable benefit of all the Holders, as their respective rights or interests may appear.

3.2Certain Rights of Rights Agent.  The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent.  In addition:

(a)the Rights Agent may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)whenever the Rights Agent will deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of willful misconduct, bad faith or gross negligence on its part, rely upon an Officer’s Certificate;

(c)the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)in the event of arbitration, the Rights Agent may engage and consult with tax experts, valuation firms and other experts and third parties that it, in its sole and absolute discretion, deems appropriate or necessary to enable it to discharge its duties hereunder;

(e)the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

(f)the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(g)the Company agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense (in each case pertaining to the Rights Agent’s own account only) arising out of or in connection with the Rights Agent’s duties under this Agreement, including the costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of the Rights Agent’s willful misconduct, bad faith or gross negligence; and

(h)the Company agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement, as set forth on Schedule 1 hereto, and (ii) to reimburse the Rights Agent for all taxes and governmental charges, reasonable expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than taxes imposed on or measured by the Rights Agent’s net income and franchise or similar taxes imposed on it).  The Rights Agent will also be entitled to reimbursement from the Company for all reasonable and necessary out-of-pocket expenses (including reasonable fees and expenses of the Rights Agent’s counsel and agent) paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder.  An invoice for the Rights Agent Fee will be rendered a reasonable time before, and paid on, the effective date of the applicable transaction.  An invoice for any out-of-pocket expenses and per item fees realized will be rendered and payable within thirty (30) days after receipt by the Company.  The Company agrees to pay to Rights Agent any amounts, including fees and expenses, payable in favor of the Rights Agent in connection with any dispute, resolution or arbitration arising under or in connection with the Agreement; and any fees and expenses, payable by the Company in favor of the Rights Agent or payable in favor of the Company related to such dispute, resolution or arbitration will be offset against any CVR Payments, if any, or any other payment to be made thereafter under this Agreement.

3.3Resignation and Removal; Appointment of Successor.

(a)The Rights Agent may resign at any time by giving written notice thereof to the Company, specifying a date when such resignation will take effect, which notice will be sent at least thirty (30) days before the date so specified.

(b)If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, the Company, by way of a Board Resolution, will as soon as practicable appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Holder Representative, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank.  The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c)The Company will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CVR Register and by delivering notice to the Holder Representative.  Each notice will include the name and address of the successor Rights Agent.  If the Company fails to send such notice within five (5) Business Days after acceptance of appointment by a successor Rights Agent, upon the Company’s request the successor Rights Agent will cause such notice to be mailed at the expense of the Company.

3.4Acceptance of Appointment by Successor.  Every successor Rights Agent appointed hereunder will execute, acknowledge and deliver to the Company and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; provided, however, that upon the request of the Company or the successor Rights Agent, such retiring Rights Agent will cooperate in the transfer of all relevant data, including the CVR Register, to the successor Rights Agent.

ARTICLE IV
Covenants

4.1List of Holders.  The Company will furnish or cause to be furnished to the Holder Representative and the Rights Agent the names, addresses and shareholdings of registered holders of

Common Stock as of 5:01 p.m. Eastern Time on the Record Date.  The Company will promptly furnish an electronic copy of the CVR Register to the Holder Representative upon written request from the Holder Representative.

4.2[RESERVED]

4.3Diligence.

(a)The Company shall (i) from and after the Closing until the Target Execution Date, use Commercially Reasonable Efforts to negotiate and execute the Approved Development Agreement (to the extent not executed and delivered prior to Closing), (ii) from and after the execution date of the Approved Development Agreement (if at all) until the expiration or earlier termination of the Approved Development Agreement (other than as a result of a material breach thereof by the Company), use Commercially Reasonable Efforts to perform the Approved Development Transaction in accordance with the terms of the Approved Development Agreement, and (iii) from and after the execution date of the Approved Development Agreement (if at all), use Commercially Reasonable Efforts to pursue and seek to consummate CVR Transactions (subject to the terms of the Approved Development Agreement).  Subject to the preceding sentence, the Company has no obligation to develop or expend any funds in connection with the development of any Company Product and has no obligation to license, sell or otherwise monetize any Company Product except as provided in the Approved Development Agreement (to the extent the Approved Development Agreement becomes a binding obligation of the Company prior to the Target Execution Date).  Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be required to (x) enter into an Approved Development Agreement on terms that deviate in any material and adverse respect from those set forth in the Term Sheet or (y) enter into any CVR Transaction on terms that are not customary for transactions of such type or that would impose material financial or performance obligations on the Company (other than customary indemnification provisions or ministerial requirements such as the collection and accounting for royalties), or would impose any non-competition covenant on the Company with respect to any product or program of the Company unrelated to a Company Product.

(b)Notwithstanding the foregoing, the obligation of the Company to use Commercially Reasonable Efforts pursuant to Section 4.3(a) shall not be deemed a guarantee that (i) an Approved Transaction Agreement will be executed and delivered by the Company, (ii) a CVR Transaction will occur, or (iii) any CVR Payment will be earned. Neither the Company nor any of its directors, officers or their respective Affiliates owes any fiduciary duty to the Holders with respect to the CVR Payments. Further, the parties acknowledge that the Company’s sole obligations with respect to any potential CVR Payments are expressly set forth in this Agreement.

ARTICLE V
Amendments

5.1Amendments Without Consent of Holder Representative.

(a)Without the consent of the Holder Representative or the Rights Agent, the Company, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i)to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein in a transaction contemplated by Section 6.1 hereof; or

(ii)to evidence the termination of the CVR Registrar and the succession of another Person as a successor CVR Registrar and the assumption by any successor of the obligations of the CVR Registrar herein.

(b)Without the consent of the Holder Representative, the Company, when authorized by a Board Resolution, together with the Rights Agent, in the Rights Agent’s sole and absolute discretion, may at any time and from time to time, enter into one or more amendments hereto:

(i)to evidence the succession of another Person as a successor Rights Agent and the assumption by any successor of the covenants and obligations of the Rights Agent herein;

(ii)to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors and the Rights Agent will consider to be for the protection of the Holders;

(iii)to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein; provided, however, that in each case, such provisions will not materially adversely affect the interests of the Holders;

(iv)as may be necessary to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended; or

(v)to add, eliminate or change any provision of this Agreement unless such addition, elimination or change is adverse to the interests of the Holders.

(c)Promptly after the execution by the Company and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, the Company will deliver a notice thereof to the Holder Representative, setting forth in general terms the substance of such amendment.

5.2Amendments with Consent of Holder Representative.  Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holder Representative), the Company, when authorized by a Board Resolution, and the Rights Agent and the Holder Representative may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any or all provisions of this Agreement.

5.3Execution of Amendments.  In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel of the Company, at Company’s sole expense, stating that the execution of such amendment is authorized or permitted by this Agreement.  The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

5.4Effect of Amendments.  Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.

ARTICLE VI
Consolidation, Merger, Sale or Conveyance

6.1Effect of Merger or Consolidation.

(a)Except as contemplated by the Acquisition, the Company will not consolidate with or merge into any other Person or sell, transfer or otherwise convey all or substantially all of its assets, in one or a series of related transactions, to any Person, unless:

(i)the Person formed by such consolidation or into which the Company is merged or the Person that acquires by sale, transfer or other conveyance, all or substantially all of the assets of the Company (the “Surviving Person”) expressly assumes payment (if and to the extent required hereunder) of amounts on all the CVRs and the performance of every duty and covenant of this Agreement on the part of the Company to be performed or observed; and

(ii)the Company has delivered to the Holder Representative and the Rights Agent an Officer’s Certificate, stating that such consolidation, merger, conveyance, transfer or lease complies with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with.

6.2Successor Substituted.  Upon any consolidation of or merger by the Company with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 6.1, the Surviving Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if the Surviving Person had been named as the Company herein, and thereafter the predecessor Person will be relieved of all obligations and covenants under this Agreement and the CVRs.

ARTICLE VII
The Holder Representative

7.1Appointment.  Effective upon the issuance of the CVRs under this terms of this Agreement, and without any further act of any of Holders, the Holder Representative is appointed as the representative of the Holders and as the attorney-in-fact and agent for and on behalf of each Holder for purposes of this Agreement and will take such actions to be taken by the Holder Representative under this Agreement and such other actions on behalf of such Holders as it may deem necessary or appropriate in connection with or to consummate the transactions contemplated hereby, including (i) executing and delivering this Agreement and any other ancillary documents and negotiating and executing any amendments, modifications, waivers or changes thereto as to which the Holder Representative, in its sole discretion, has consented (provided that any waiver or amendment that adversely and disproportionately affects the rights or obligations of one or more Holders as compared to other Holders will require the prior written consent of a majority in interest of the disproportionately affected Holders), (ii) agreeing to, negotiating, entering into settlements and compromises of, complying with orders of courts with respect to, and otherwise administering and handling any claims under this Agreement on behalf of such Holders, and (iii) taking all other actions that are either necessary or appropriate in the judgment of the Holder Representative for the accomplishment of the foregoing or contemplated by the terms of this Agreement.  The Holder Representative hereby accepts such appointment and agrees to serve as such without compensation.  The appointment of the Holder Representative as each Holder’s attorney-in-fact revokes any power of attorney heretofore granted that authorized any other Person to represent such Holder with regard to this Agreement and any other agreements or documents executed or delivered in connection with this Agreement.  The Holder Representative is the sole and exclusive representative of each of the Holders for any purpose provided for by this Agreement.

7.2Actions of Holder Representative.

(a)A decision, act, consent or instruction of the Holder Representative hereunder will constitute a decision, act, consent or instruction of all Holders and will be final, binding and conclusive upon each such Holder, and the Company and the Rights Agent may rely upon any such decision, act, consent or instruction of the Holder Representative as being the decision, act, consent or instruction of each and every such Holder.  The Company and the Rights Agent will be relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Holder Representative.

(b)The Holder Representative will incur no liability with respect to any action taken or suffered by any Holder in reliance upon any notice, direction, instruction, consent, statement or other document believed by such Holder Representative to be genuine and to have been signed by such Holder (and will have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except the gross negligence, bad faith or willful misconduct of the Holder Representative.  In all questions arising under this Agreement, the Holder Representative may rely on the advice of outside counsel, and the Holder Representative will not be liable to any Holder for anything done, omitted or suffered in good faith by Holder Representative based on such advice.

(c)The Holders will severally (on a pro rata basis, based on the number of CVRs held by each Holder), but not jointly, indemnify the Holder Representative and hold the Holder Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Holder Representative and arising out of or in connection with the acceptance or administration of the Holder Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel or other advisors reasonably retained by the Holder Representative, to the extent not reimbursed by the Company pursuant to Section 7.2(d).

(d)In connection with providing services under this Agreement, the Holder Representative will be reimbursed by the Company for all reasonable fees and expenses incurred in providing such services. Any such fees and expenses will be paid by the Company within thirty (30) days of the receipt of an invoice from the Holder Representative and will be offset against the CVR Payment Amount, if any.

7.3Removal; Appointment of Successor.

(a)At any time Holders representing at least a majority of the outstanding CVRs may, by written consent, appoint another Person as Holder Representative.  Notice, together with a copy of the written consent appointing such Person and bearing the signatures of Holders of at least a majority of the outstanding CVRs, must be delivered to the Company and the Rights Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date ten (10) days after such consent is received by the Company and the Rights Agent.

(b)If the Holder Representative becomes unable or unwilling to continue in his or its capacity as the Holder Representative, or if the Holder Representative resigns as a Holder Representative, the Holder Representative may appoint a new representative as the Holder Representative.  If the Holder Representative is unable or unwilling to appoint a successor Holder Representative, then the board of directors of the Company shall appoint another Person as Holder Representative.  Notice and a copy of the written consent appointing such Person must be delivered to the Company and the Rights Agent not less than ten (10) days prior to such appointment.  Such appointment will be effective upon the later of the date indicated in the consent or the date ten (10) days after such consent is received by the Company and the Rights Agent.

7.4Grant of Authority.  The grant of authority provided for in this Article VII is coupled with an interest and will be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Holder.  The provisions of this Article VII will be binding upon the executors, heirs, legal representatives, successors and assigns of each Holder, and any references in this Agreement to any Holder or the Holders will mean and include the successors to such Holder’s rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

ARTICLE VIII
Other Provisions of General Application

8.1Notices to Rights Agent, Company and Holder Representative.  Subject to Section 8.2, all notices, requests, demands, claims and other communications that are required to be or may be given under this Agreement must be in writing and will be deemed to have been effectively given:  (a) upon personal delivery to the recipient; (b) when sent by e-mail transmission, if sent during normal business hours of the recipient; if not, then on the next Business Day; or (c) one Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt, in each case to the intended recipient at the following addresses:

(a)if to the Company, to

[●]

with a copy (which shall not constitute notice) to:

[●];

(b)if to the Rights Agent, to

[●]

with a copy (which shall not constitute notice) to:

[●]; and

(c)if to the Holder Representative, to

[●]

with a copy (which shall not constitute notice) to:

[●]

or to such other address as any party has furnished to the other parties by notice given in accordance with this Section 8.1.

8.2Notice to Holders.  Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.

8.3Entire Agreement.  This Agreement represents the entire understanding of the parties hereto with reference to the CVRs and this Agreement supersedes any and all other oral or written agreements made with respect to the CVRs.  No party has relied on any other express or implied representation or warranty, either written or oral in connection with its entry into this Agreement, including any representation or warranty arising under statute or otherwise under law.

8.4Legal Holidays.  If a CVR Payment Date is not a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the CVR Payment Date.

8.5Assignment.  The Company may not assign this Agreement without the prior written consent of the Holder Representative; provided that the Company may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly-owned subsidiaries of the Company (each, an “Assignee”) provided that the Assignee agrees to assume and be bound by all of the terms of this Agreement; provided, however, that in connection with any assignment to an Assignee, the Company shall, and shall agree to, remain liable for the performance by such Assignee of all obligations of the Company hereunder.

8.6Third Party Beneficiaries.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, will give to any Person (other than the parties hereto, the Holders and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their permitted successors and assigns.

8.7Termination.  This Agreement will terminate and be of no further force or effect, and the parties hereto will have no liability hereunder, upon the earliest to occur of: (a) the payment of the last possible CVR Payment due hereunder, (b) if an Objection Notice to a Non-Achievement Certificate is not delivered within the Objection Period, the expiration of the Objection Period, (c) in the event of the delivery of an Objection Notice, either (i) the final determination in accordance with this Agreement that an Approved Development Agreement has not been executed and delivered or (ii) the fulfillment of any payment obligation required pursuant to a final determination made in accordance with this Agreement, or (d) the termination of the Approved Development Agreement for reason other than breach thereof by the Company.

8.8Survival.  Notwithstanding anything in this Agreement to the contrary, all provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality shall survive the termination or expiration of this Agreement.

8.9Governing Law.  This Agreement and the CVRs will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.10Remedies.  The Holders will not have any rights or remedies with respect to the CVRs except as expressly set forth herein.

8.11Disputes.

(a)Before any arbitration pursuant to Section 8.11(b), the Company, the Rights Agent and the Holder Representative will negotiate in good faith for a period of thirty (30) days to resolve any controversy or claim arising out of or relating to this Agreement or the breach thereof.

(b)Any and all disputes arising under this Agreement (including but not limited to any claims brought by the Holder Representative on behalf of the Holders) shall be settled by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, except as modified herein. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In any arbitration under this Section 8.11(b), the number of arbitrators will be one, and such arbitrator will be selected in accordance with the AAA’s Commercial Arbitration Rules. The place of the arbitration will be [●]. The arbitrator will be a lawyer or retired judge with experience in the biopharmaceutical industry and with mergers and acquisitions. Each party will, upon written request of the other party, promptly provide the other with copies of all relevant documents. There shall be no other discovery allowed. In making determinations regarding the scope of exchange of electronic information, the arbitrator and the parties agree to be guided by The Sedona Principles, Third Edition: Best Practices, Recommendations & Principles for Addressing Electronic Document Production. Time is of the essence for any arbitration under this Agreement and arbitration hearings shall take place within 90 days of filing and awards rendered within 120 days. The hearing shall not last longer than two days, with each hearing day lasting no longer than eight (8) hours. The arbitrator shall agree to these limits prior to accepting appointment. Except as may be required by law, neither a party nor the arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the other parties (provided that the Holder Representative may disclose to the Holders any such information without the consent of the Company).  The fees and expenses of the arbitration, including the costs and expenses billed by the arbitrator in connection with the performance of its duties described herein, will be paid by the non-prevailing party, as determined by the arbitrator, in proportion with the extent to which the prevailing party prevails, and the remainder of such costs and expenses will be paid by the prevailing party; provided, however, that any fees and expenses of the arbitration incurred by the Holder Representative shall be offset against any CVR Payment Amount, if any.  Each party will be responsible for its own attorney fees, expenses and costs of investigation provided, however, that any such fees, expenses and costs incurred by the Holder Representative shall be offset against any CVR Payment Amount, if any.

8.12Confidentiality.

(a) “Confidential Information” shall mean any and all technical, scientific or business information relating to a party, including, without limitation, financial, marketing and product development information, stockholder information (including any non-public information of such stockholder), and proprietary information that is disclosed or otherwise becomes known to the other party or its Affiliates, agents or representatives before or during the term of this Agreement.  Confidential Information constitutes trade secrets and is of great value to the owner (or its Affiliates).  Confidential Information shall not include any information that is:  (a) already known to the other party or its Affiliates at the time of the disclosure, provided that such prior knowledge can be substantiated by the written records of such party; (b) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of the other party; (c) subsequently disclosed to the other party or its Affiliates on a non-confidential basis by a third party not having a confidential relationship with the owner and which rightfully acquired such information; or (d) independently developed by one party without access to the Confidential Information of the other, provided that such independent development can be substantiated by the written records of such party.  This Agreement, including all of its terms and conditions, will not be deemed to be Confidential Information and may be publicly disclosed by the Company.

(b)All Confidential Information of a party will be held in confidence by the other party with at least the same degree of care as such party protects its own confidential or proprietary information of like kind and import, but not less than a reasonable degree of care.  Neither party will disclose in any manner Confidential Information of the other party in any form to any person or entity without the other party’s prior consent.  However, each party may disclose relevant aspects of the other party’s Confidential Information to its officers, Affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement.  Without limiting the foregoing, each party will implement such physical and other security measures and controls as are necessary to protect (a) the security and confidentiality of Confidential Information; (b) against any threats or hazards to the security and integrity of Confidential Information; and (c) against any unauthorized access to or use of Confidential Information.  To the extent that a party delegates any duties and responsibilities under this Agreement to an agent or other subcontractor, the party ensures that such agent and subcontractor are contractually bound to confidentiality terms consistent with the terms of this Section 8.13.

(c)In the event that any requests or demands are made for the disclosure of Confidential Information, other than requests to Rights Agent for stockholder records pursuant to standard subpoenas from state or federal government authorities (e.g., divorce and criminal actions), the party receiving such request will promptly notify the other party to secure instructions from an authorized officer of such party as to such request and to enable the other party the opportunity to obtain a protective order or other confidential treatment, unless such notification is otherwise prohibited by law or court order.  Each party expressly reserves the right, however, to disclose Confidential Information to any person whenever it is advised by counsel that it may be held liable for the failure to disclose such Confidential Information or if required by law or court order.

(d)As may be required by law and without limiting any party’s rights in respect of a breach of this Section 8.12, each party will promptly:

(i)notify the other party in writing of any unauthorized possession, use or disclosure of the other party’s Confidential Information by any person or entity that may become known to such party;

(ii)furnish to the other party full details of the unauthorized possession, use or disclosure; and

(iii)use commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or disclosure of Confidential Information.

8.13Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of a signed Agreement by reliable electronic means, including facsimile, email, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be an effective method of delivering the executed Agreement.  This Agreement may be stored by electronic means and either an original or an electronically stored copy of this Agreement can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the parties to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

COMPANY:

[●]

By:

Name:

Title:

F-STAR:

[●]

By:

Name:

Title:

RIGHTS AGENT:

[●]

By:

Name:

Title:

HOLDER REPRESENTATIVE:

[●]

By:

Name:

Title:

Schedule 1

Rights Agent Fees